Exhibit 4.1

NUMBER	UNITS
U-
SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 655043 206

NOBLE EDUCATION ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK, ONE RIGHT AND

ONE WARRANT,

EACH RIGHT ENTITLING THE HOLDER TO RECEIVE ONE-TENTH OF ONE SHARE OF CLASS A

COMMON STOCK

EACH WHOLE WARRANT ENTITLING THE HOLDER TO PURCHASE ONE SHARE OF CLASS A

COMMON STOCK

THIS CERTIFIES THAT is the owner of Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Common Stock”), of Noble Education Acquisition Corp., a Delaware corporation (the “Company”), one right (“Right”) and one redeemable warrant (the “Warrant”). Each Right entitles the holder to receive one-tenth (1/10) of one share of Common Stock, subject to adjustment, upon the Company’s completion of an acquisition, share exchange, share reconstruction and amalgamation, contractual control arrangement or other similar business combination with one or more businesses or entities (each a “Business Combination”). Each Warrant entitles the holder to purchase one (1) share (subject to adjustment) of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a Business Combination, and (ii) twelve (12) months from the closing of the Company’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The Common Stock, Rights and Warrants comprising the Units represented by this certificate are not transferable separately prior to [•], 2022, unless EF Hutton, division of Benchmark Investments, Inc., and Brookline Capital Market, a division of Arcadia Securities, LLC, elect to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin. Once the Common Stock, Rights and Warrants commence separate trading, the Company will, upon request by a holder of this certificate, deliver to such holder the shares of Common Stock, Rights and Warrants represented by this certificate in either certificated or uncertificated form. No fractional Rights or Warrants will be issued upon separation of the Units. The terms of the Warrants and Rights are governed by a Warrant Agreement and a Rights Agreement, respectively, each dated as of [•], 2022, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent or Rights Agent, as appropriate, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement and Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder or Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Uncertificated Units shall be issued on the same terms as certificated Units, and holders of uncertificated Units shall have the same rights and obligations as the holders of certificated Units. Uncertificated Units are not valid unless registered by Continental Stock Transfer & Trust Company, as the transfer agent and registrar for the Units, or any successor to it duly appointed by the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

Noble Education Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	As tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	As tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

As more fully described, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [•], 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Common Stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial Business Combination by the date set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (such date being referred to herein as the “Last Date”), (ii) the Company redeems the shares of Common Stock sold in its initial public offering properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Common Stock if it does not consummate an initial Business Combination by the Last Date or with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.